Exhibit 10.1

THIS PROMISSORY NOTE (this “NOTE”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE CO-MAKERS THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $	Dated as of April , 2023
Place of Issuance: the Cayman Islands

Zapp Electric Vehicles Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, with a mailing address at 87/1 Wireless Road, 26/F Capital Tower, All Seasons Place, Lumpini, Patumwan, Bangkok 10330 Thailand, and Zapp Electric Vehicles Limited, a limited company incorporated and registered in England and Wales with company number 10870546, with its registered office at 5 Technology Park, Colindeep Lane, London, England, NW9 6BX (“Co-Makers”), jointly and severally promise to pay     (“Payee”) the principal sum of $ or such lesser amount as shall have been advanced by Payee to the Makers, or either of them, and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by wire transfer by the Makers to such account as Payee may designate by written notice in accordance with the provisions of this Note.

1. Drawdowns. Payee shall make a reservation with the Co-Makers for a drawdown of $                under this Note (“Initial Drawdown”). Payee shall make such Initial Drawdown available to Co-Makers for drawdown no later than      business days after the execution of this Promissory Note, or by the time as to be mutually agreed. Further drawdowns of principal under this Note shall be as mutually agreed from time to time.

No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, the making of any drawdown request by the Co-Makers.

2. Principal. The entire unpaid principal balance of this Note shall be payable on the Maturity Date.

3. Maturity Date. The maturity date of this Note shall be two (2) years after the initial drawdown (“Maturity Date”).

4. Prepayment. The principal balance of this Note may be prepaid in whole or in part one (1) year after the initial drawdown or later, by the Co-Makers at their election and without any premium or penalty levied by the Payee.

5. Interest Rate. Simple interest at the rate of 15% (fifteen percent) per annum shall accrue on the unpaid principal of this Note.

6. Interest Payments. Payment of 2.5% of the then-unpaid principal balance shall be paid in arrears every 3 months after the Initial Drawdown. A final payment of the then unpaid principal balance and accrued interest shall be paid in arrears at the Maturity Date.

7. Payee Position. The Payee shall be in the senior position amongst all creditors and accounts payable of the Co-Makers.

8. No Recourse. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Co-Makers, be obligated personally for any obligations or liabilities of the Co-Makers hereunder.

9. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure by the Co-Makers to pay interest or the principal amount due pursuant to this Note within seven (7) business days of the due date or the Maturity Date, as applicable.

(b) The commencement by the Co-Makers, or either of them, of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Co-Makers, or either of them, or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Co-Makers, or either of them, generally to pay its/their debts as such debts become due, or the taking of corporate action by the Co-Makers, or either of them, in furtherance of any of the foregoing. Or, the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Co-Makers in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Co-Makers, or either of them, or for any substantial part of its/their property, or ordering the winding-up or liquidation of its/their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the receiving party’s address designated above, (ii) by facsimile to the number most recently provided by such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided by such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, seven (7) business day after delivery to an air courier service or fourteen (14) days after mailing if sent by mail.

11. Construction. This note shall be construed and enforced in accordance with the laws of The Cayman Islands, without regard to conflict of law provisions or principles.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Amendment, waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Co-Makers and Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

IN WITNESS WHEREOF, Co-Makers, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

Zapp Electric Vehicles Group Limited

Name:
Title:

Zapp Electric Vehicles Limited

Name:
Title:

Acknowledged and Agreed to as of the date first written above for an on behalf of

Payee

Name:
Title:

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